Exhibit 10.13

AMENDMENT NO. 2 TO THE

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

INDEPENDENT DIRECTORS COMPENSATION PLAN

This Amendment No. 2 (“Amendment No. 2”) to the NorthStar Real Estate Income Trust, Inc. Independent Directors Compensation Plan, as amended on August 24, 2010 (the “Plan”), is effective November 8, 2011.

WHEREAS, Northstar Real Estate Income Trust, Inc. (the “Company”) adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Article 8.1 of the Plan, the Board of Directors of the Company has the right to amend the Plan with respect to certain matters; and

WHEREAS, the Board of Directors of the Company approved and authorized the changes reflected in this Amendment No. 2 to the Plan on March 23, 2011 and November 8, 2011;

NOW, THEREFORE, the Plan is hereby amended in the following particulars:

1. By deleting the parenthetical “(excluding Meeting Fees and expenses)” from the definition of “Base Annual Retainer” in Section 2.1 and replacing it with “(excluding expenses).”

2. By deleting the parenthetical “(excluding Meeting Fees and expenses)” from the definition of “Supplemental Annual Retainer” in Section 2.1 and replacing it with “(excluding expenses).”

3. By deleting the definition of “Meeting Fees” from Section 2.1.

4. By deleting Section 5.1 in its entirety and replacing it with the following:

“5.1. BASE ANNUAL RETAINER. Each Eligible Participant shall be paid a Base Annual Retainer for service as a director during each Plan Year, payable in such form as shall be elected by the Eligible Participant in accordance with Section 6.1. The amount of the Base Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the Base Annual Retainer for a full Plan Year shall be $65,000. Effective the fourth quarter of 2011, the Base Annual Retainer shall be payable in approximately equal quarterly installments in arrears (such that Base Annual Retainer for the fourth quarter of 2011 shall be paid in January 2012). Each person who first becomes an Eligible Participant on a date other than an annual meeting date shall be paid a retainer equal to the quarterly installment of the Base Annual Retainer for the first quarter of eligibility, based on the number of full months he or she serves as an Independent Director during such quarter. In no event shall any installment of the Base Annual Retainer be paid later than March 15 of the year following the year to which such installment relates.”

5. By deleting Section 5.3 in its entirety.

6. By renaming Section 5.4 as follows: “5.3 TRAVEL EXPENSE REIMBURSEMENT.”

7. By renaming Article 6 as follows: “ALTERNATIVE FORM OF PAYMENT FOR BASE ANNUAL RETAINER AND SUPPLEMENTAL ANNUAL RETAINER.”

8. By deleting Section 6.2 in its entirety.

9. By deleting the references to the defined term “Meeting Fees” from Section 6.3.

10. By renaming Section 6.3 as follows: “6.2 TIMING AND MANNER OF PAYMENT ELECTION.”

10. All other provisions of the Plan shall remain the same.

IN WITNESS WHEREOF, Northstar Real Estate Income Trust, Inc., by a duly authorized officer, has executed this Amendment No. 2 to the Plan, effective as of the date set forth above.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

By: /s/ Daniel R. Gilbert